Exhibit 5.2

Squire Patton Boggs (US) LLP 555 California Street, 5th Floor San Francisco, California 94104 Phone: (415) 954-0200 squirepattonboggs.com

June 17, 2024

FT Global Capital, Inc. (Member FINRA/SIPC)

41 Madison Avenue, #3130

New York, NY 10010

Placement Agent,

3i, LP

2 Wooster Street, 2nd Floor

New York, NY 10013

The Buyer

and

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Depositary

Re:	Xiao-I’s Issuance of Convertible Notes in the Aggregate Original Principal Amount of up to US$$3,260,869.57

Ladies and Gentlemen:

We have acted as United States counsel to Xiao-I Corporation (the “Company”), an exempted company with limited liability organized under the laws of the Cayman Islands in connection with the Placement Agent Agreement, dated June 17, 2024 (the “PAA”), between the Company and FT Global Capital, Inc. (“FT Global” or the “Placement Agent”) relating to the issuance by the Company of a series of convertible notes of the Company to 3i, LP (collectively, the “Buyer”), in the aggregate original principal amount of up to US$3,260,869.57 (the “Convertible Notes”) and 333,334 ordinary shares of par value US$0.00005 each in the capital of the Company (the “Ordinary Shares”) pursuant to the Securities Purchase Agreement (the “SPA”, and collectively with the PAA and the Convertible Notes, the “Opinion Documents”) between the Company, dated as of June 17, 2024. The Ordinary Shares may be represented by American depositary shares (the “ADSs” and each an “ADS”), each ADS representing one-third of one (1) Ordinary Share, to be issued by Citibank, N.A., as the Depositary under the Deposit Agreement (the “Deposit Agreement”), dated as of March 9, 2023, among the Company, the Depositary and the holders and beneficial owners from time to time of ADSs issued thereunder, as supplemented by that certain Note Conversion Letter Agreement, dated as of June 17, 2024, by and between the Company and the Depositary (the “Note Conversion Letter Agreement”).

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Squire Patton Boggs (US) LLP

June 17, 2024

This opinion is being furnished to you at your request. Capitalized terms used and not defined herein shall have the respective meanings set forth in the PAA and the SPA.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, copies of the following:

(i)	the shelf registration statement in respect of various securities of the Company on Form F-3, (File No. 333-279306) (the “F-3 Registration Statement”) as it became effective in accordance with the Securities Act of 1933, as amended, (the “1933 Act”);

(ii)	the registration statement on Form F-6 (File No. 333-269502) filed with the SEC on February 1, 2023 (the “F-6 Registration Statement”, and, together with the F-3 Registration Statement, the “Registration Statements”);

(iii)	the prospectus supplement and final prospectus, dated June 10, 2024, filed with the SEC on June 10, 2024, to supplement the F-3 Registration Statement under Rule 424(b)(2) of the Securities Act, in connection with the offering and sale of the Convertible Notes (the “Prospectus”);

(iv)	the current memorandum and articles of association of the Company adopted on August 13, 2018 (the “M&A”);

(v)	the amended and restated memorandum and articles of association of the Company adopted on November 30, 2022 (the “Amended M&A”);

(vi)	minutes of meetings of the directors of the Company held on June 7, 2024 and written resolutions of the shareholders of the Company dated June 7, 2024 (the “Resolutions”);

(vii)	executed copies of the Convertible Notes and the SPA;

(xi)	executed copy of the PAA;

(xii)	executed copy of the Deposit Agreement;

(xiii)	executed copy of the Note Conversion Letter Agreement; and

(xiv)	Officer’s Certificate of the Company, dated June 17, 2024.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Squire Patton Boggs (US) LLP

June 17, 2024

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound.

Our opinions set forth below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the Company for a transaction of the nature contemplated by the PAA, the SPA, the Deposit Agreement, and the Convertible Bond Letter Agreement. In addition, without limiting the generality of the foregoing, we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination relating to, or based upon, financial statements, supporting schedules and other financial data included in or incorporated by reference into the Registration Statements, the Disclosure Package and the Prospectus. Our opinions expressed below as to certain factual matters are qualified as being limited “to the best of our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the information known to the attorneys in the firm currently responsible for such matters with respect to the Company in connection with their representation of the Company. In rendering such opinions, we have conducted no review of documents in our files relating to any other matters in which this firm has represented the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Opinion Documents have been duly authorized, executed and delivered by the Company and constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect, and (B) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

Squire Patton Boggs (US) LLP

June 17, 2024

2.	Each of the Deposit Agreement and the Convertible Bond Letter Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company under the laws of the State of New York, enforceable in accordance with its terms, subject to (A) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect, and (B) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

3.	No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of the Opinion Documents, except as have been obtained and are in full force and effect under the 1993 Act, as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and placement of the Ordinary Shares and ADSs, and for the authorizations, approvals, actions, notices and filings specified in the Opinion Documents, each of which has been duly obtained, taken, given or made and, to our knowledge, has not been withdrawn.

4.	Upon due issuance by the Depositary of ADSs in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, will entitle the persons in whose names such ADSs are registered to the rights specified therein and in the Deposit Agreement, and will not be subject to any pre-emptive or similar rights or any restrictions on the transfer or voting thereof under any other agreement, note, lease, mortgage, deed, or other instrument to which the Company is a party or by which the Company is bound or affected that has been filed as an exhibit to the SEC Documents.

5.	The Registration Statements register the offer, sale, and delivery of the Convertible Notes, the Ordinary Shares and the ADSs by the Company, and the conversion of the Convertible Notes into Ordinary Shares as represented by ADSs, upon the terms contemplated in the SPA and have been declared effective under the Securities Act, any required filing of the Prospectus pursuant to Rule 424 under the 1933 Act has been made in the matter and within the time period required by such Rule 424, and each such Registration Statement and the Prospectus contained therein complies in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder as interpreted by the SEC. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statements or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act or the Exchange Act.

Squire Patton Boggs (US) LLP

June 17, 2024

6.	The information in the F-3 Registration Statement and the Prospectus under the headings “Description of Share Capital”, “Description of American Depositary Shares”, “Description of Debt Securities” and “Plan of Distribution” and the information in the F-6 Registration Statement under the heading “Description of Securities to be Registered” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statements and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

7.	To our knowledge, the Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, each Registration Statement or described in the Registration Statements or the Prospectus that has not been so filed, incorporated by reference (each an “Incorporated Document”) or described as required. Each Incorporated Document, at the time such document was filed with the SEC or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended, (except as to the financial statements and schedules and other financial data contained therein, as to which we express no opinion).

8.	The Registration Statements, as of the date each Registration Statement became effective, the preliminary prospectus and the Prospectus, each as of its date, complied as to form in all material respects with the requirements for registration statements on Form F-3 or Form F-6, as applicable, under the 1933 Act; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in or incorporated by reference in or omitted from the Registration Statements, the preliminary prospectus or the Prospectus. For purposes of this paragraph only and not any other paragraph of this letter, we have assumed that the statements made in the Registration Statements, the preliminary prospectus and the Prospectus are correct and complete.

9.	The Company is not, and after giving effect to the application of proceeds from the offering of the Convertible Notes as contemplated in the Securities Purchase Agreement and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Squire Patton Boggs (US) LLP

June 17, 2024

10.	The sale and delivery of Ordinary Shares and ADSs by the Company on the date hereof under the terms of the SPA and the PAA, the deposit of Shares with the Depositary against issuance of ADSs delivered under the terms of the Deposit Agreement, and the consummation of the transactions contemplated in the Deposit Agreement, the Convertible Bond Letter Agreement and the Opinion Documents do not and will not violate the provisions of any U.S. federal or New York State law applicable to the transaction or any other agreement, note, lease, mortgage, deed, or other instrument to which the Company is a party or by which the Company is bound or affected that has been filed as an exhibit to the SEC Documents or which is otherwise material to the Company.

11.	The sale of the Convertible Notes, the use of the proceeds thereof and the other transactions contemplated thereby or by the other Transaction Documents, will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than the laws of the State of New York, and the federal law of the United States of America. Accordingly, we have made no investigation of the laws of any other jurisdiction. We do not express any opinion concerning the application of the “doing business” laws of any other jurisdiction or the securities laws of any jurisdiction other than the federal securities laws of the United States. We express no opinion as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. We do not express any opinion on any matter or as to any law not expressly addressed above.

We assume no obligation to advise you of any changes in any of the foregoing subsequent to the delivery of this opinion. This opinion is being delivered to you in your capacity as Depositary, Placement Agent, and the Buyer, respectively, and is rendered for the sole benefit of the Depositary, Placement Agent and the Buyer, and no other person is entitled to rely hereon other than the Depositary, Placement Agent and the Buyer named hereto. Notwithstanding the foregoing, the Depositary may disclose this opinion on a non-reliance basis where required by law, legal process, regulation or any governmental or competent regulatory authority, or for the purpose of seeking to establish a defense in any legal or regulatory proceeding or investigation relating to the matters set out in this opinion.

Very truly yours,